UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 12, 2010
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On May 12, 2010, LodgeNet Interactive Corporation (“LodgeNet”) held its 2010 Annual Meeting of Stockholders. LodgeNet’s Board proposed and the stockholders approved: (i) the election of three persons to the Board of Directors of LodgeNet to serve for three-year terms expiring in 2013 and until such directors’ successors are elected and qualified; and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as LodgeNet’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The voting results with respect to each of the matters described above were as follows:
     1. The three directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
J. Scott Kirby	11,772,563	607,055	4,802,625
Scott C. Petersen	11,831,578	548,040	4,802,625
Scott H. Shlecter	11,772,925	606,693	4,802,625
     2. The appointment of PricewaterhouseCoopers LLP as LodgeNet’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified based upon the following votes:
For: 16,613,883
Against: 567,860
Abstain: 500
Broker Non-Votes: 0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer